                                                                   EXHIBIT 10.17

                               TABLE OF CONTENTS

SUMMARY OF LEASE                                                       1

LEASE                                                                  3

GRANT OF LEASE AND GUARANTOR'S GUARANTEE                               3

1.   LEASE                                                             3

HOW LONG IS THIS LEASE?                                                3

2.   STARTING AND ENDING                                               3

3.   CONTINUING OCCUPATION AFTER EXPIRY DATE                           3

CAN THIS LEASE BE RENEWED?                                             3

4.   RENEWING THIS LEASE                                               3

5.   WHAT ARE THE PROVISIONS OF THE NEW LEASE?                         4

6.   WHAT RENT IS PAYABLE UNDER THE NEW LEASE?                         4

WHAT MUST THE TENANT PAY?                                              4

7.   WHAT THE TENANT HAS TO PAY                                        4

8.   INTEREST ON LATE PAYMENTS                                         4

9.   ADJUSTMENTS AND ERRORS                                            4

HOW MUCH RENT MUST THE TENANT PAY?                                     5

10.  HOW MUST THE TENANT PAY RENT?                                     5

11.  MARKET RENT REVIEWS                                               5

12.  MARKET RENT REVIEW DISPUTES                                       5

WHAT OTHER MONEY MUST THE TENANT PAY?                                  6

13.  SERVICES                                                          6

14.  TENANT MUST PAY INCREASE IN RATES AND TAXES                       7

15.  LANDLORD'S LEGAL AND OTHER COSTS                                  7

SECURITY DEPOSIT                                                       8

16.  SECURITY DEPOSIT                                                  8

WHAT ARE THE TENANT'S GENERAL OBLIGATIONS?                             8

17.  THE TENANT MUST OBEY THE LAW AND THE BUILDING RULES               8

18.  HOW THE TENANT SHOULD BEHAVE                                      9

19.  USING THE COMMON AREA                                             9

ASSIGNMENT                                                                                9

20.    LETTING OTHERS OCCUPY THE PREMISES                                                 9

21.    USING THIS LEASE ETC AS SECURITY                                                   9

WHAT ARE THE TENANT'S OBLIGATIONS CONCERNING THE PREMISES?                                9

22.    USE                                                                                9

23.    LETTING OTHERS ONTO THE PREMISES                                                  10

24.    MAINTAINING THE PREMISES AND THE TENANT'S PROPERTY                                10

25.    DAMAGE CAUSED BY THE TENANT                                                       10

26.    ALTERING THE PREMISES                                                             10

27.    AT THE END OF THE LEASE                                                           11

WHAT IS THE TENANT'S RISK AND WHAT INSURANCE IS REQUIRED?                                11

28.    TENANT'S INSURANCE                                                                11

29.    THE TENANT RELEASES AND INDEMNIFIES AND LANDLORD AND THE MANAGING AGENT           11

WHAT ARE THE LANDLORD'S RIGHTS AND OBLIGATIONS?                                          12

30.    QUIET ENJOYMENT                                                                   12

31.    OUTGOINGS                                                                         12

32.    SERVICES                                                                          12

33.    THE LANDLORD MAY ENTER THE PREMISES                                               12

34.    THE LANDLORD MAY DO THINGS ON THE TENANT'S BEHALF                                 12

35.    LANDLORD'S CONSENT                                                                13

36.    RELETTING OF PREMISES OR SALE OF BUILDING                                         12

WHEN THE LANDLORD DOES REPAIRS OR BUILDING WORK                                          13

37.    THE LANDLORD MAY DO ANY REPAIRS OR BUILDING WORK                                  13

38.    WHEN THE LANDLORD DOES REPAIRS OR BUILDING WORK                                   13

WHAT HAPPENS IF THE BUILDING OR PREMISES ARE DAMAGED, DESTROYED OR RESUMED?              13

39.    IF DAMAGED OR DESTROYED                                                           13

40.    IF RESUMED                                                                        14

41.    RESOLVING DISPUTES ABOUT REDUCTION IN RENT AND OTHER MONEY PAYABLE                14

WHAT HAPPENS IF THE TENANT BREACHES THIS LEASE?                                          15

42.    TENANT BREACHES                                                                   15

43.    NOTICE OF BREACH                                      15

44.    LANDLORD'S RIGHTS IF THE TENANT BREACHES              15

COMMUNICATION BETWEEN THE PARTIES                            15

45.    NOTICES MUST BE IN WRITING                            15

46.    DELIVERING NOTICES                                    16

OTHER MATTERS                                                16

47.    INDIVIDUAL AND JOINT LIABILITY                        16

48.    VICTORIAN LAW APPLIES                                 16

49.    VALIDITY OF MANAGING AGENT'S ACTIONS                  16

50.    SIGNING OF LANDLORD'S DOCUMENT                        16

51.    SATURDAYS, SUNDAYS AND PUBLIC HOLIDAYS                16

52.    SEVERABILITY                                          17

53.    INTERPRETATION                                        17

54.    MEANING OF WORDS                                      17

55.    FITOUT AND SIGNAGE                                    18

       EXECUTION                                             18

       RULES AND REGULATIONS

                               SUMMARY OF LEASE

This is a lease covering the Tenant's occupation of the premises in the Building. The lease sets out the rights and obligations of both the Landlord and the Tenant concerning the premises and the Building.

The Building is managed by the managing agent.

DATE:

1.   LANDLORD

     Name:                         Euro Asia Properties Pty Ltd ACN 006 604 922

     Address:                      Level 13, 256 Queen Street, Melbourne

     Phone:                        (03) 9602 3288
     Fax:                          (03) 9602 3299

     Contact name and position:    Mr Richard Wong, Property Manager

     Landlord includes the Landlord's managing agent, employee, and any person authorised by the Landlord.

2.   TENANT

     Name:                         Looksmart International Pty Ltd ACN 074 789
                                   263

     Address:                      Level 5, 388 Lonsdale Street, Melbourne

     Phone:
     Fax:

     Contact name and position:    Kerri Lee Sinclair. Operations Manager

2A   GUARANTOR

     Name:                         There is no guarantor

     Address:

     Phone:
     Fax:

3.   BUILDING                      388 Lonsdale Street, Melbourne

4.   PREMISES                      The whole of Level 5 of the Building having
                                   an area of approximately 495M/2/

                                   It is the whole of the land in certificate of title Volume 10275 Folio 194

5.   USE                           Offices.

6.   (A) COMMENCING DATE           1 September 1998
     (B) RENT COMMENCING DATE      1 September 1998

7.   EXPIRY DATE                   31 AUGUST 2001

8.   OPTION PERIOD                 One further period of 3 years.

9.   RENT

     (a) Term of this Lease        Year 1
                                   1 September 1998 - 31 August 1999: $66,825.00

                                   Year 2
                                   1 September 1999 - 31 August 2000; $70,166.25

                                   Year 3
                                   1 September 2000 - 31 August 2001: $73,674.56

     (b) Option Period             Year 1
                                   1 September 2001 - 31 August 2002: Market
                                   Review

                                   Year 2
                                   1 September 2002 - 31 August 2003: Percentage increase of 5% on the rent for Year 1 of Option Period.

                                   Year 3
                                   1 September 2003 - 31 August 2004: Market
                                   Review

10.  MARKET RENT REVIEW ALLOWED?   Yes at the option of the landlord for the
                                   Market Review Date in Item 9.

11.  MARKET RENT REVIEW DATE       The commencement date of Year 1 of the option
                                   Period.

12.  PERCENTAGE INCREASE IN RENT   There is no Item 12.

13.  SECURITY DEPOSIT              Bank guarantee equivalent to three (3) months
                                   current rent to be held for the duration of the lease and option period.

14.  PUBLIC LIABILITY INSURANCE AMOUNT  $10 million

15.  BASE YEAR FOR RATES AND TAXES AND
     OUTGOINGS FOR THE BUILDING    31 December 1998.

                                     LEASE

GRANT OF LEASE AND GUARANTOR'S GUARANTEE

1.   LEASE

     1.1 The Landlord leases the premises to the Tenant on the terms set out in this lease.

HOW LONG IS THIS LEASE?

2.   STARTING AND ENDING

     2.1 This lease begins on the commencing date in item 6(a) and ends at midnight on the expiry date in item 7.

3.   CONTINUING OCCUPATION AFTER EXPIRY DATE

     3.1 If the Tenant has not given a notice under clause 4.1 but continues the tenancy by occupying the premises after the expiry date, the Tenant does so on the same provisions as are in this lease. However, the Landlord or the Tenant may and the tenancy on any day by giving at least 30 days notice to the other.

CAN THIS LEASE BE RENEWED?

4.   RENEWING THIS LEASE

     4.1 The Tenant may not renew this lease unless the following criteria are satisfied:

          * the Tenant has remedied all breaches of which the Tenant has been given notice; and

          *    the Tenant has not been persistently in breach.

     4.2 If the Tenant is entitled to renew this lease and wants to renew this lease for the period stated in item 8, the Tenant must give the Landlord a notice to this effect in the period which is between 180 days and 90 days before the expiry date.

     4.3 If the Tenant does not give the notice on time, the Tenant loses the right to renew this lease.

     4.4 If the Tenant gives the notice on time, and if at the expiry date the Tenant has remedied all breaches of which the Tenant has been given notice, the Landlord must grant a new lease of the premises to the Tenant.

     4.5  The commencing date of the new lease is the day after this lease ends.

     4.6 The Landlord's solicitors must prepare the new lease and the Tenant must pay the following costs:

          * the Landlord's costs as permitted by the Retail Tenancies Reform Act 1998; and

          *    stamp duty on the new lease.

5.   WHAT ARE THE PROVISIONS OF THE NEW LEASE?

     5.1 The provisions of the new lease must be the same as the provisions of this lease, except that there is no right to renew the new lease.

6.   WHAT RENT IS PAYABLE UNDER THE NEW LEASE?

     6.1 If the commencing date of the new lease is a rent review date, the rent payable under the new lease must be set as follows:

          * if the commencing date is a market rent review date, the rent payable under the new lease is set under clauses 11 and 12;

          * if the commencing date is a market review date and the Landlord does not set the rent using the market rent review procedure, the rent payable for the first year of the new lease is the rent payable during the last year of this lease;

     6.2 If the commencing date of the new lease is not a rent review date, the rent payable for the first year of the new lease is the same as the rent payable during the last year of this lease.

WHAT MUST THE TENANT PAY?

7.   WHAT THE TENANT HAS TO PAY

     7.1  The Tenant must pay to the Landlord:

          *    the rent in item 9; and

          *    the charges for services supplied to the premises (see clause
               13); and

          *    any other money owed under this lease.

8.   INTEREST ON LATE PAYMENTS

     8.1 If the Tenant does not pay any money to the Landlord within 7 days of the time it is due, the Landlord may charge daily interest on that money at a rate equal to the rate fixed under the Penalty Interest Rates Act 1983 plus 2%.

     8.2 The Landlord may calculate the interest on any unpaid money from the day the unpaid money was due until the day it is paid.

     8.3 On the last day of each month, the Landlord may add the interest for that month to the unpaid money, and charge interest on the total amount.

9.   ADJUSTMENTS AND ERRORS

     9.1 If the Landlord has to calculate the money the Tenant owes by using a time period, and this lease starts or ends during that time period, the Landlord must make the necessary proportional adjustment.

     9.2 If either the Tenant or the Landlord prove an error in any calculation, the Landlord must correct it and make any necessary adjustment in the Tenant's next monthly statement (or as soon as possible if this lease has expired).

HOW MUCH RENT MUST THE TENANT PAY?

10.  HOW MUST THE TENANT PAY RENT?

     10.1  The Tenant must pay the rent:

           *   in equal monthly instalments; and

           *   in advance; and

           *   on or before the first day of each month.

11.  MARKET RENT REVIEWS

     11.1 If item 10 allows a market rent review, the Landlord may give the Tenant notice of the new rent based on the current market rent at the market rent review date in item 11. The Landlord must give the notice during the period from 90 days before to 90 days after each market rent review date.

     11.2 The Tenant must pay the Landlord the new rent from the market rent review date.

     11.3 Until the Landlord notifies the Tenant of the new rent, the Tenant must pay the current rent to the Landlord.

     11.4 Any necessary adjustment between the rent the Tenant has paid and the rent the Tenant should have paid is calculated from the market rent review date.

     11.5 If the Landlord is late in giving the Tenant notice, the Landlord does not lose the right to a rent review. But, if the rent is increased, the adjustment is only calculated from the day the Landlord gave notice to the Tenant.

12.  MARKET RENT REVIEW DISPUTES

     12.1 If the Tenant disputes the rent nominated by the Landlord under clause 11, the procedure in clause 12.2 must be followed. Each time limit set out in clause 12.2 is consecutive. If a time limit is not kept, the right attached is lost.

     12.2  This is the procedure for rent review disputes.

           * If the Tenant disputes the new rent, the Tenant must give the Landlord notice of the dispute within 30 days of receiving the Landlord's notice about the new rent.

           * The Tenant and the Landlord must negotiate in good faith to agree on a new rent within 30 days of the date of the Tenant's notice of dispute.

           * If the Tenant and the Landlord agree, the Tenant must pay the new agreed rent from the market rent review date.

           * If the Tenant and the Landlord to not agree, then within 7 days either the Tenant or the Landlord may ask the President of the Australian Institute of Valuers and Land Economists Inc - Victorian Division (or an equivalent organisation) ("AIVLE") to appoint an independent valuer to decide the new rent.

           * The independent valuer must decide the current market rent at the market rent review date within 30 days of being appointed.

     12.3 Until a dispute is resolved, or a right is lost, the Tenant must pay the current rent. Any adjustment must be calculated from the relevant date in clause 11. The Tenant must pay any adjustment (or the Landlord must credit the Tenant with any adjustment) when the Tenant's next monthly payment is due.

     12.4 The valuation of the rent must take into account the following factors:

           *   the use of the premises; and

           * any inducement or incentive or both (for example: allowances, payments, benefits, rent free periods, discounted rent periods, assuming a liability) given by the Landlord to the Tenant, or a person associated with the Tenant, for the Tenant entering into this lease; and

           *   the fair market rent that can be obtained for the premises; and

           *   the provisions of this lease; and

           *   the rent payable for space comparable to the premises; and

           *   the basis for the determination is as follows:

               - the premises are vacant and available for leasing by a willing landlord to a willing tenant; and

               -    the Tenant is not in breach of this lease; and

           * the requirements specified in Section 12(5) Retail Tenancies Reform Act 1998.

     12.5 But the valuation of the rent must not take into account the following factors:

           *   the value of the Tenant's property; and

           * any goodwill attributable to the premises due to the Tenant's business; and

           *   any part of the fit-out that the Tenant may remove.

     12.6  The independent valuer must have the following qualifications:

           *   current membership of the AIVLE; and

           * at least five (5) years experience in valuing office space in the Melbourne CBD.

     12.7 In deciding the dispute, the independent valuer must act as an independent expert and not as an arbitrator and must give written reasons for the decision. The decision is final and binding on the parties.

     12.8 The Landlord and Tenant must share the cost of appointing the independent valuer equally.

WHAT OTHER MONEY MUST THE TENANT PAY?

13.  SERVICES

     13.1 The Tenant must pay on time for all services supplied to the premises including water consumption, electricity, gas, telephone, on floor airconditioning costs and after hours airconditioning (including non routine service calls requested by the Tenant).

     13.2 The premises are supplied with a self contained airconditioning system and the Tenant is responsible for the cost of operating and using the system (including non routine service calls requested by the Tenant).

     13.3 The Tenant is responsible for the cost of the activation and maintenance of the electronic security devices servicing the premises.

14.  TENANT MUST PAY INCREASES IN RATES AND TAXES AND BUILDING OUTGOINGS

     14.1 The Tenant must pay to the Landlord the Tenant's share of increases in rates taxes or building outgoings assessed or levied on the Building occurring after the commencing date.

     14.2 If a new rate or tax or outgoings (that is, one that does not exist at the commencing date) is assessed or levied on the Building, the Tenant must pay to the Landlord the Tenant's share of the new rate or tax or outgoings.

     14.3 The Landlord must calculate the Tenant's share of the new rate tax or outgoings or increases in rates taxes or outgoings using this formula:

                                  $ = N x P/B

           where,

           $   is the amount of the Tenant's share;

           N   is:

               (i)  the amount of the new rate; and/or

               (ii) the difference between annual amount of the rates taxes and outgoings levied or assessed on the Building from year to year and the amount payable for the base year ending 31 December 1998.

           P   is the lettable area of the Premises; and

           B   is the net lettable area of the Building.

           The lettable areas are calculated according to the Building Owners and Managers Association Method of Measurement (1989 revision) or any equivalent that the Landlord consents to. If the net lettable area changes, the Landlord must adjust the Tenant's share proportionally.

     14.4 The Landlord must tell the Tenant by notice of the amount payable. The Tenant must pay this amount within 7 days of the date of the Landlord's notice.

15.  LANDLORD'S LEGAL AND OTHER COSTS

     15.1  The Tenant must pay:

           * the Landlord's costs permitted by the Retail Tenancies Reform Act 1998 arising out of this lease and any other transaction arising out of this lease (for example: assignment, subletting); and

           * stamp duty on this lease or any other document arising out of this lease; and

           * the Landlord's reasonable legal and other costs arising out of the Tenant's breach of this lease (for example, preparing a notice of breach (see clause 43), remedying the breach (see clauses 43 and 44)); and

           * the Landlord's reasonable costs of considering the Tenant's request for the Landlord's consent [for example, the cost of employing consultants to review the Tenant's plans or altering the premises (see clause 25), the cost of investigating the financial position of a proposed assignee (see clause 20)]; and

           * cost of additional keys and any security passes requested by the Tenant; and

           *   cost of basic plumbing repairs; and

           * cost of establishing and maintaining the Tenant's name on the ground floor directory board.

SECURITY DEPOSIT

16.  SECURITY DEPOSIT

     16.1 On or before the commencing date, the Tenant must give the Landlord the security deposit in item 13 by bank cheque or unconditional bank guarantee.

     16.2 The Landlord may use the security deposit to recover the Landlord's loss due to the Tenant's breach (see clause 44). The Tenant must promptly replace any amount used.

     16.3 If the rent increases, the amount of the security deposit increases in the same proportion. The Tenant must give the extra amount for the security deposit to the Landlord by bank cheque or by increasing the unconditional bank guarantee within 14 days of any rent increase.

     16.4 When this lease ends and the Tenant has vacated the premises, the Landlord must promptly refund to the Tenant any part of the security deposit not needed to recover the Landlord's loss.

     16.5 If the Landlord sells the premises or the Building, the Tenant must do whatever is necessary to give the new owner the benefit of the security deposit.

WHAT ARE THE TENANT'S GENERAL OBLIGATIONS?

17.  THE TENANT MUST OBEY THE LAW AND THE BUILDING RULES

     17.1 The Tenant must obey any law or proper notice from the body corporate that requires the Tenant to do anything concerning:

           *   the premises; or

           *   the Tenant's use of the premises; or

           *   this lease.

     17.2 But the Tenant is not required to do anything of a structural nature. The Landlord is responsible for all items of a structural nature.

     17.3 The Tenant must obey the building rules. A notice from the body corporate or the Landlord listing the building rules is conclusive proof of the rules in force.

18.  HOW THE TENANT SHOULD BEHAVE

     18.1 The Tenant must not do anything that is, or may be, dangerous, annoying, indecent, immoral, obscene or offensive to, or that may interfere with, other tenants or people in the Building or adjacent buildings.

     18.2 In particular, the Tenant must not allow nude or partially dressed people on the premises.

19.  USING THE COMMON AREA

     19.1 The Tenant may use the common area in common with other tenants or people in the Building.

ASSIGNMENT

20.  LETTING OTHERS OCCUPY THE PREMISES

     20.1 The Tenant must get the Landlord's consent before the Tenant deals with the premises or the Tenant's interest in the premises (for example: mortgaging, assigning, subleasing, sharing or licensing it).

     20.2  The Landlord must give consent if the following criteria are obeyed:

           * the Tenant proves to the Landlord that the new person is financially secure, able to make the payments required by this lease on time and able to comply with the Tenant's other obligations;

           * the Tenant does anything that the Landlord reasonable requires concerning the dealing (for example: giving the Landlord a stamped assignment of lease in a form approved by the Landlord);

           * the Tenant and the new person sign any agreement (for example: deed of consent) or give any security (for example: personal guarantee, bank guarantee, security deposit) that the Landlord reasonably requires; and

           *   the Tenant is not in breach of this lease.

     20.3 Section 144 of the Property Law Act 1958 does not apply to this lease (this deals with withholding the Landlord's consent and the money payable by the Tenant for getting the Landlord's consent).

21.  USING THIS LEASE ETC AS SECURITY

     21.1 The Tenant must get the Landlord's consent before the Tenant uses this lease as security.

WHAT ARE THE TENANT'S OBLIGATIONS CONCERNING THE PREMISES?

22.  USE

     22.1  The Tenant may only use the premises for the purpose set out in item
           5.

     22.2 The Tenant must not put any safe or other heavy articles in the premises unless the Tenant gets the Landlord's consent to do so.

     22.3 The Tenant must not put any plate, sign or advertisement outside the premises or on the inside face of the windows unless the Tenant gets the Landlord's consent to do so.

     22.4 The Tenant must not use the premises in way that interferes with the usual operation of services which the Landlord supplies to the premises or the Building.

     22.5 The Tenant must not store dangerous substances (for example: hazardous chemicals, flammable liquids, acetylene gas or alcohol, explosive oils compounds or substances) on the premises or in the Building.

23.  LETTING OTHERS ONTO THE PREMISES

     23.1 The Tenant is responsible for the conduct of all people that the Tenant allows on the premises (for example, the Tenant's customers, employees, contractors and agents).

     23.2 But the Tenant is not responsible for the conduct of the people the Landlord requires to be on the premises (for example, the Landlord's employees and agents).

24.  MAINTAINING THE PREMISES AND THE TENANT'S PROPERTY

     24.1 The Tenant must keep the premises clean and tidy and in the same condition as they were in at the commencing date, except for fair wear and tear (for example, the Tenant must repair damage and replace broken fittings). The Tenant is responsible for the tenancy area cleaning and waste management costs.

     24.2 The Tenant must maintain, repair and keep the Tenant's property in good condition.

     24.3 The Tenant must repair or replace all broken glass with glass of the same or similar quality. The Tenant must repair or replace all light tubes and associated fittings.

     24.4 Unless the Tenant causes the damage, the Tenant does not have to repair structural or capital items.

25.  DAMAGE CAUSED BY THE TENANT

     25.1 The Tenant must promptly repair any damage the Tenant causes to the Building or the premises.

26.  ALTERING THE PREMISES

     26.1 The Tenant must get the Landlord's consent before the Tenant does building work in the premises, for example:

           *    alterations,

           *    installation of equipment,

           *    re-designing the interior,

           *    building of partitions.

     26.2 The Tenant must get the necessary permits (for example: building permits, plumbing permits) to allow the Tenant to carry out building work and must get an occupancy permit or certificate of final inspection when necessary.

     26.3 If the Landlord asks, the Tenant must promptly give copies of all permits and certificates to the Landlord.

27.  AT THE END OF THE LEASE

     27.1  When this lease ends, the Tenant must do the following:

           * vacate the premises and give it back to the Landlord in the same layout and condition as they were in at the commencing date, except for fair wear and tear; and

           * remove any plate, sign or advertisement installed inside or outside the premises including the directory board and repair any damage caused; and

           * repaint those walls of the premises where there is clear indication of damage done to those walls not apparent at the commencement date.

     27.2 The Tenant must make sure any Tenant's fixture or fitting and any other property of the Tenant is removed. Anything left becomes the Landlord's property and the Landlord may keep it, sell it or give it away.

     27.3 The Tenant must pay the Landlord's costs of dealing with any of the Tenant's property left in the premises (for example, removing the property and restoring the premises to the required condition).

WHAT IS THE TENANT'S RISK AND WHAT INSURANCE IS REQUIRED?

28.  TENANT'S INSURANCE

     28.1  The Tenant must have current insurance policies covering:

           * public liability arising out of the use or occupation of the premises for the amount in item 14; and

           * insurance policy for the usual risks and covering the Tenant's property and any of the Landlord's property in the premises for its replacement value.

     28.2 If the Landlord asks, the Tenant must give the Landlord written evidence of the Tenant's insurance including Certificates of Currency.

     28.3 The Tenant must not do anything that may cancel the Tenant's insurance or the Landlord's insurance or make either insurances invalid, or that may increase the Landlord's insurance premium.

29.  THE TENANT RELEASES AND INDEMNIFIES AND LANDLORD AND THE MANAGING AGENT

     29.1 The Tenant occupies and uses the premises at the Tenant's own risk. The Tenant also carries out building work in the premises at the Tenant's own risk.

     29.2 The Tenant releases the Landlord and the managing agent from liability for any damage, loss, injury, or death occurring in the premises, or the Building, except to the extent that this was caused by the Landlord's or the managing agent's act or negligence. The Landlord or the managing agent are liable to the extent that their respective act or negligence caused the damage, loss, injury or death.

     29.3 The Tenant indemnifies the Landlord and the managing agent against any action or demand arising from any damage, loss, injury, or death, caused by:

           *   the Tenant's act or negligence; or

           * the Tenant's use or occupation of the premises, the car bays or the Building; or

           *   services to or facilities of the premises or the Building; or

           *   the machinery servicing the premises or Building.

     29.4 However, the Tenants indemnity does not apply to the extent that the Landlord or the managing agent caused the damage, loss, injury or death by their act or negligence. To this extent, the Landlord or managing agent are liable.

WHAT ARE THE LANDLORD'S RIGHTS AND OBLIGATIONS?

30.  QUIET ENJOYMENT

     30.1 The Landlord must allow the Tenant to occupy and use the premises without interruption or disruption, except where this lease allows the Landlord to do so.

31.  OUTGOINGS

     31.1 The Landlord is responsible for current outgoings as at the date of this Lease (for example, rates, taxes, body corporate charges) for the premises which are not the responsibility of the Tenant.

32.  SERVICES

     32.1 For common area base services such as airconditioning and lifts, the Landlord must do all the Landlord reasonably can to ensure that the services are working efficiently during the hours the Building is open. However, the Landlord is not liable for any compensation and the Tenant cannot end this lease if the Landlord does not do so.

33.  THE LANDLORD MAY ENTER THE PREMISES

     33.1 After giving at least 2 working days notice, the Landlord may enter the premises at any reasonable time:

           *   for inspection;

           *   to carry out maintenance, repairs, or building work;

           * to show the premises to prospective tenants or to allow prospective buyers of the premises or the Building to inspect the premises.

     33.2 But if there is an emergency, the Landlord may enter the premises at any time without giving the Tenant notice.

34.  THE LANDLORD MAY DO THINGS ON THE TENANT'S BEHALF

     34.1 The Landlord may carry out any of the Tenant's obligations on the Tenant's behalf if the Tenant does not carry them out on time after receiving a notice of breach (for example: if the Tenant does not do repairs). The Tenant must promptly reimburse the Landlord's costs of doing this.

35.  LANDLORD'S CONSENT

     35.1 If the Landlord's consent is required, the Landlord must consider the request promptly, and must be fair and reasonable in giving or withholding it. The Landlord may also require the Tenant to obey any reasonable conditions before the Landlord gives the Landlord's consent.

     35.2 The Landlord can refuse to give the Landlord's consent for any reason if it concerns structural building work to the premises.

36.  RELETTING OF PREMISES OR SALE OF BUILDING

     36.1 If the Landlord wants to sell the premises or the Building, the Landlord may put up a "sale" sign on the building.

WHEN THE LANDLORD DOES REPAIRS OR BUILDING WORK

37.  THE LANDLORD MAY DO ANY REPAIRS OR BUILDING WORK

     37.1 The Landlord may do any building work to extend or change the premises or the Building.

     37.2 The Landlord must not do building work to the premises or the Building, except where this lease allows the Landlord to do so (see clause 33), or the law requires it.

38.  WHEN THE LANDLORD DOES REPAIRS OR BUILDING WORK

     38.1 The Landlord must give the Tenant at least 24 hours notice of any repairs, maintenance or building work in the premises that the Landlord wants to do. The Landlord must act reasonably if this work disrupts the Tenant's use of the premises.

WHAT HAPPENS IF THE BUILDING OR PREMISES ARE DAMAGED, DESTROYED OR RESUMED?

39.  IF DAMAGED OR DESTROYED

     39.1 If the premises or the Building or both are damaged or destroyed, and as a result the Tenant cannot use or have access to the premises, then the Tenant may ask the Landlord to re-build either or both of them.

     39.2 The Landlord may give a notice to the Tenant ("the Rebuilding Notice") within 90 days of the Tenant's request stating whether the Landlord intends to rebuild.

     39.3 If the Landlord does not give the Rebuilding Notice on time, or if the Landlord decides not to rebuild, the Landlord or the Tenant may end this lease by notice to the other. This lease ends on the date of the notice.

     39.4 But the Tenant cannot end this lease and must continue to pay the full rent and other money payable under this lease up to the expiry date if the Tenant caused or substantially contributed to the damage or destruction.

     39.5 The Landlord is not liable to pay the Tenant compensation. But if the Tenant did not cause or substantially contribute to the damage or destruction, the Landlord must reduce the Tenant's rent (and other money payable) by a reasonable amount from the date of the damage or destruction. The amount of the reduction depends on the type and extent of the damage or destruction, and applies until the premises are again fit for use or this lease is ended.

IF RESUMED

     40.1 If a competent authority resumes the premises or the Building, and this makes the premises unfit for the Tenant's use, then the Landlord or the Tenant may end this lease by notice to the other. The Landlord is not liable to pay the Tenant any compensation in these circumstances.

1.   RESOLVING DISPUTES ABOUT REDUCTION IN RENT AND OTHER MONEY PAYABLE

     41.1 If the Landlord and the Tenant dispute the amount of a reduction in rent (and any other money payable), the procedure in clause 41.2 must be followed. Each time limit is consecutive. If a time limit is not kept the right attached is lost.

     41.2 This is the procedure for disputes about reducing the money payable under this lease.

           * If the Tenant contends that the money payable should be reduced but the Landlord does not agree or the Landlord or the Tenant do not agree the reduced amount, the Tenant must give the Landlord notice of the dispute.

           * The Tenant and the Landlord must negotiate in good faith to agree on a new amount within 30 days of the date of the Tenant's notice.

           * If the Tenant and the Landlord agree, the Tenant must pay the agreed reduced amount from the agreed date.

           * If the Tenant and the Landlord do not agree then within 7 days either the Tenant or the Landlord may ask the President of the Australian Institute of Valuers and Land Economists Inc. Victorian Division (or an equivalent organisation) "AIVLE") to appoint an independent valuer to decide the reduced amount.

           * The independent valuer must decide the reduced amount within 30 days of being appointed.

     41.3 Until a dispute is resolved, the Tenant must pay the current rent (and other money payable). Any adjustment must be calculated from the appropriate date. The Landlord must refund the amount of any adjustment within 7 days of the decision.

     41.4  The independent valuer must have the following qualifications:

           *   current membership of the AIVLE; and

           * at least 5 years experience in valuing office space in the Melbourne CBD.

     41.5 In deciding the dispute, the independent valuer must act as an independent expert and not as an arbitrator and must give written reasons for the decision. The decision if final and binding on the parties.

     41.6 The Landlord and the Tenant must share the cost of appointing the independent valuer equally.

WHAT HAPPENS IF THE TENANT BREACHES THIS LEASE?

42.  TENANT BREACHES

     42.1 The Tenant breaches this lease if the Tenant disobeys any provision of this lease, for example:

           * if the Tenant does not pay the rent or the Tenant's share of the operating expenses on time; or

           * if the Tenant disobeys the provision about the use of the premises (see clause 22.1).

43.  NOTICE OF BREACH

     43.1 If the Tenant breaches this lease, the Landlord must give the Tenant a notice (this may be a demand for rent) describing the breach and requiring the Tenant to remedy it.

     43.2 The Landlord must give the Tenant at least 14 days to remedy a breach.

44.  LANDLORD'S RIGHTS IF THE TENANT BREACHES

     44.1 If the Tenant breaches this lease or any other ancillary agreements associated with the premises and does not remedy within the time required, the Landlord may do any one or more of the following:

           *   re-enter and take possession of the premises;

           *   terminate this lease;

           * recover from the Tenant or the Guarantor any loss the Landlord suffers due to the Tenant's breach;

           * use the security deposit (see clause 16) to recover any loss the Landlord suffers due to the Tenant's breach;

           * carry out the Tenant's obligations on the Tenant's behalf (see clause 34); or

           *   exercise any of the Landlord's other legal rights.

     44.2 If the Tenant breaches an essential term of this lease and the Landlord reenters and takes possession of the premises, then the Landlord may recover all money payable by the Tenant under this lease up to the expiry date. The Landlord must minimise the Landlord's loss. The essential terms are clauses 10, 13, 15, 15, 20.1 and 21.1

COMMUNICATION BETWEEN THE PARTIES

45.  NOTICES MUST BE IN WRITING

     45.1  A notice required by this lease must be in writing.

46.  DELIVERING NOTICES

     46.1 If the Landlord wants to give a notice to the Tenant, the Landlord must:

           *   give it to the Tenant personally; or

           *   leave it at, or post or fax it to the premises; or

           * leave it at, or post or fax it to, the Tenant's registered office or the Tenant's last known business address.

     46.2 If the Tenant wants to give a notice to the Landlord, the Tenant must leave it at, or post or fax it to:

           *   the Landlord's registered office; or

           *   any other address that the Landlord nominates.

     46.3 If the Landlord wants to give a notice to the Guarantor, the Landlord must:

           *   give it to the Guarantor personally; or

           * leave it at, or post or fax it to, the Guarantor's registered office or last known business address.

OTHER MATTERS

47.  INDIVIDUAL AND JOINT LIABILITY

     47.1 If two or more people are described in item 2 each person described in the item is liable for their obligations individually and together with each other person in that item.

48.  VICTORIAN LAW APPLIES

     48.1  This lease is governed by Victorian law.

49.  VALIDITY OF MANAGING AGENT'S ACTIONS

     49.1 The managing agent may do anything that the Landlord may or must do in this lease.

50.  SIGNING OF LANDLORD'S DOCUMENT

     50.1  A Landlord's document or notice is valid when:

           *   signed under the Landlord's common seal; or

           * signed under the Landlord's power of attorney or by the Landlord's lawyer or employee; or

           *   signed by the managing agent.

51.  SATURDAYS, SUNDAYS AND PUBLIC HOLIDAYS

     51.1 Anything to be done on a Saturday, Sunday or a public holiday in Victoria must be done on the next business day.

52.  SEVERABILITY

     52.1  If a court decides that:

           * any part of this lease is void. voidable, illegal or unenforceable; or

           * this lease would be void, voidable, illegal or unenforceable unless a part is severed from this lease, then that part is severed from this lease and does not affect the continued operation of the rest of this lease.

53.  INTERPRETATION

     53.1 When this lease requires anything not to be done, this includes not allowing or permitting the thing to be done.

     53.2 A word or expression in the singular includes the plural and the plural includes the singular.

     53.3  A person includes an individual and a corporation.

     53.4  Examples are descriptive only, and not exhaustive.

     53.5 A heading may be used to help interpretation, but is not legally binding.

54.  MEANING OF WORDS

     54.1  In this lease:

           * "body corporate" means Body Corporate No. PS301310H and includes the secretary, agents, employees and any person authorised by this body corporate;

           * "body corporate charges" means any fee imposed by the body corporate for expenses that have been or will be incurred for the Building;

           * "Building" means the building in item 3, and includes the land on which it is build and the premises and common area;

           * "building rules" means the rules and regulations for occupiers of the Building, presently comprising the rules in Form 2 of
               Schedule 1 of the Subdivision (Body Corporate) Regulations 1989, as amended by the body corporate and the attached Rules and Regulations;

           * "common area" means the areas of the Building which are provided for common use, for example car parking areas, footpaths, access ways, entrances, stairs, escalators, lifts, toilers and loading docks;

           * "CPI" means the All Groups Consumer Price Index for the City of Melbourne published by the Australian Bureau of Statistics. If the CPI no longer exists, it means an index that the President of the Australian Institute of Valuers and Land Economists decides reflects changes in the cost of living in Melbourne;

           *   "financial year" means 1 July to 30 June;

           *   "item" means an item in the summary of lease;

           * "managing agent" means any managing agent for the Building appointed by the Landlord;

           * "premises" means the premises described in item 4 and includes the Landlord's property within the premises. It includes the area from the undersurface of the floor to the upper surface of the ceiling, and to the inside surface of the walls;

           * "rates" includes council rates, water rates, sewerage rates, State Deficit Levy and all other rates assessments and fees;

           * "taxes" includes the Landlord's land tax (calculated on the basis that the Building is the only property the Landlord owns) and any other property tax assessed on the Building but excludes the Landlord's income tax and capital gains tax; and

           * "Tenant's property" means all the Tenant's property inside the premises and includes all the Tenant's fixtures, fittings, signs, equipment and goods.

55.  Fitout and Signage

     55.1 The fit-out currently at the premises shall be available for the Tenant's use during the term of the lease and option period.

     55.2 The Tenant will be provided with a place on the tenant directory board in the foyer of the building.

EXECUTED AS A DEED

                                [STAMP OMITTED]

THE COMMON SEAL of EURO ASIA                    )
PROPERTIES PTY LTD (ACN 006 604 922)            )
was hereunto affixed in accordance with its     )
Articles of Association in the presence of:     )

/s/ Signature Illegible                                    Director

/s/ Signature Illegible                                    Director/Secretary

                                [STAMP OMITTED]

THE COMMON SEAL of LOOKSMART                    )
INTERNATIONAL PTY LTD (ACN 074 789              )
263) was hereunto affixed in accordance with    )
its Articles of Association in the presence of: )

/s/ Signature Illegible                                    Director

/s/ Signature Illegible                                    Director/Secretary

                                SECOND SCHEDULE
                                ---------------

                             RULES AND REGULATIONS
                             ---------------------

1.   Not to obstruct entrances etc.
     ------------------------------

     The footpath entrances passages halls lifts escalators and staircases shall not be obstructed by the Lessee or the employees clients customers or visitors of the Lessee or be used by them for any other purpose than for ingress to or egress from the premises.

2.   Not to obstruct air-conditioning ducts etc.
     -------------------------------------------

     The Lessee shall not in any way cover or obstruct the air-conditioning ducts and outlets or the skylights and windows which reflect or admit light into any part of the said building.

3.   Use of water closets etc.
     -------------------------

     The water closet and other water supply apparatus shall not be used for any purpose other than that for which they are constructed and no tea leaves sweepings rubbish rags ashes or other substance shall be placed therein. The cost of making good re replacing any damage resulting to such apparatus or otherwise from such misuse by the Lessee or by the employee of the Lessee shall be borne by the Lessee.

4.   Signs
     -----

     No sign advertisement or notice shall be inscribed painted affixed or displayed on any part of the outside or inside of the premises or of the building except with the consent in writing of the Lessor and then only of such colour size and style and in such places upon or in the building as shall be approved by the Lessor. Signs on glass doors and on the directory tablet will be painted or affixed for the Lessee by the Lessor at the cost of the Lessee.

5.   Blinds
     ------

     No window blind screen or awning shall be erected without the consent in writing of the Lessor.

6.   Heavy Articles
     --------------

     No heavy materials or articles shall be placed or stored on any of the floors of the building without the consent in writing of the Lessor and the Lessor shall in all cases be entitled to prescribe the weight and proper position thereof and of iron safes, mobile shelving equipment, heavy furniture and office equipment in the building and all damage done to the building or any part thereof by taking in or removing the same or during the time it is in the building shall be made good and paid by the Lessee who or whose agent shall cause it. Before any safe or any other heavy article is moved into or out of or within the building at least twenty-four
     (24) hours notice in writing of the intention to move such safe or article shall be given by the Lessee to the supervisor of the building and the moving of the same into or out of or within the building shall only be done under the supervision of such supervisor.

7.   Cleanliness
     -----------

     The Lessee shall keep the premises in a good state of preservation and cleanliness and shall not suffer any accumulation of useless property or rubbish therein. All waste materials garbage dirt rubbish and trash shall be deposited in the proper receptacles therefore and the Lessee shall arrange for the prompt and regular removal thereof from the premises and/or the building in accordance with any other instructions in this regard issued by the Lessor. The Lessee shall also take all reasonable precautions to keep the premises free of rodents, vermin, insects and pests and shall if so required by the Lessor, meet the cost of any additional services supplied by to the premises by pest exterminators employed by the Lessor.

8.   "To Let"
     --------

     The Lessor shall have the right during the last sixty (60) days prior to the expiration of the Lease to bring prospective tenants and occupiers upon and into the premises and to place thereon the usual notice "To Be Let" or "To Let" which said notice shall not be removed by the Lessee.

9.   Keys
     ----

     All keys (including mil-access cards and other entry passes by whatever name so called) belonging to the building and provided by the Lessor to the Lessee for use during the Lessee's occupancy shall be forthwith surrendered to the Lessor on the termination of the Lessee's tenancy. The Lessee shall not cause any duplicate or facsimile thereof to be made. Any duplicate or facsimile required by the Lessee shall be supplied by the Lessor at the cost of the Lessee.

10.  Noise
     -----

     The Lessee his clerks servants employees agents workmen clients customers and visitors shall not make or permit any improper or unseemly noises in the building or interfere in any way with other lessees or persons in the building or mark or otherwise defile the building.

11.  T.V. and Radio
     --------------

     No television or radio mast or antenna should be affixed to any part of the building without the consent in writing of the Lessor and any consent so given may be withdrawn at any time without notice if the Lessor considers it to be in the interests of the other tenants and occupiers of the building so to do.

12.  No rubbish out of windows
     -------------------------

     Nothing shall be thrown by the Lessee his clerks servants employees agents workmen clients customers and visitors out of the windows or doors or in the lift wells or passages or on sky-lights or areas of the building.

13.  Animals
     -------

     No animals or birds shall be kept in or about the building

14.  Security Access
     ---------------

     (a) The Lessor may lock the outer doors to the building and car park and terminate automatic operation of the lifts outside the hours determined from time to time by the Lessor as the normal operating hours of the building.

     (b) The Lessee and the authorised servants, agents or invitees of the Lessee may have admission to the premises and use of the lifts at times when the outer doors are locked but, in the absence of some other written arrangement with the Lessor, access to the premises and use of the lifts at such times shall only be permitted by use of a security pass issued by the Lessor.

     (c) The Lessor will provide to the Lessee at the Lessee's expense so many security passes identified by number or computer coding as the Lessee shall reasonably require and the Lessee shall forthwith after issue of any such security passes to authorised servants agents or invitees of the Lessee provide to the Lessor a list of such persons and identify the security pass issued to each.

     (d) The Lessor shall be under no liability to the Lessee for any loss or damage occasioned by the Lessee and shall indemnify the Lessor against any loss occasioned to the Lessor arising as a result of or incidental to an improper entry into the premises by means of a security passes issued to the Lessee.

     (e) The Lessee shall retain control over all security passes issued to it and shall recover possession of any security pass from any servant agent or other person who no longer requires the use thereof for the purposes of the Lessee's business. The Lessee shall as soon as may be reasonably possible thereafter notify the Lessor of any alteration to the list of personnel issued with such security passes or of any loss or theft of any such pass.

     (f) The Lessee shall upon vacation of the premises return all issued security passes to the Lessor and shall not permit any security pass to come into the possession of unauthorised persons or the duplication of any such pass.

     (g) The Lessee shall be responsible to ensure that any person entering the premises by means of a security pass shall od so without causing any harm to any of the common areas or facilities of the building nor interfere with or enter upon areas of the building occupied by Lessees other than the Lessee.

15.  Lifts
     -----

     The working hours and use of the lifts and other services shall be regulated by and be under the control of the Lessor and the Lessor shall not be responsible for any inconvenience loss damage or harm arising out of any stoppages to the lifts. The Lessee shall use the Passenger lifts only for passengers and shall not except with the express consent of the Lessor or its building supervisor use them for the carriage of goods. Notwithstanding the foregoing the Lessee shall be entitled to use the lifts for the carrying of goods in the ordinary course of the Lessee's use of the premises as offices, including the fitting out of the premises during which the Lessee shall use the lift safety covers supplied by the Lessor, provided always that the Lessee shall make good any damage thereby caused.

16.  Accident or Defect
     ------------------

     The Lessee shall give to the Lessor prompt notice in writing of any accident to or defect in any of the services connected to the building PROVIDED THAT if any fire flooding explosion or other sudden peril or emergency occurs to the knowledge of the Lessee the Lessee shall immediately give notice or warning thereof to the Lessor.

17.  Lighting
     --------

     The Lessee shall inform the Lessor of the existence of any defective, damaged or broken electric light fittings bulbs tubes and globes in the premises and the Lessor shall arrange any necessary repair and/or replacement the cost of which shall be paid by the Lessee to the Lessor on demand. The Lessor, however, reserves the right to replace from time to time under a group replacement programme all fluorescent tubes in the premises and the cost of such replacement of such tubes, globes or other light sources caused by circumstances beyond its control and upon the expiration or sooner determination of the Lease, to which these rules apply, the Lessee shall deliver up to the Lessor all such rubes, globes and other light sources as are then installed in the premises in proper working order.

18.  Parking
     -------

     The Lessee shall not use any parking area for any purpose other than the parking of a motor vehicle.

19.  Vending Machines
     ----------------

     The Lessee shall not install in the demised premises any machine for entertainment vending or dispensing food refreshments or merchandise without the written consent of the Lessor.

20.  Plate Glass
     -----------

     The Lessee shall be responsible for replacing any plate or other glass in the windows or other parts of the premises which become broken or damaged to a standard and by a contractor (if any) nominated by the lessor.

21.  Food
     ----

     The Lessee shall not prepare nor cook food other than in areas which may be provided and which are approved by the Lessor for this purpose.

22.  Air-Conditioning
     ----------------

     The following provisions shall apply in respect to air-conditioning:-

     (a) The windows or doors fitted with closers in the premises shall not be opened or be permitted to remain open by the Lessee or any employee agent client workman clerk customer or visitor of the Lessee;

     (b) The air-conditioning plant will so far as practicable be operated on Mondays to Fridays (both inclusive) other than public holidays between the normal hours of operation as determined by the Lessor. The Lessee may activate the air-conditioning plant to supply conditioned air to the premises on days and times other than as so specified but shall comply with the procedures laid down from time to time by the Lessor in relation to the operation of the after hours air-conditioning which shall include the actuation and switching off by the Lessee of the air-conditioning in such manner as the Lessor from time to time nominates. When actuated the air-conditioning shall operate in relation to the entire floor of the building on which the premises are located.

     (c) The Lessee will be required to keep the sun protection devices (if any) installed for the purpose of reflecting solar heat, in the proper operational position (as determined by the Lessor from time to time) to ensure the designed performance of the air-conditioning equipment.

     (d) The Lessee will not do any act or thing whereby the working of the air-conditioning plant in the premises and/or the building shall be affected and in particular without affecting the generality of the foregoing the Lessee shall not install or cause to be installed any fittings or equipment or keep articles or furniture where they may or will interfere with the access panels or the front of air registers, thermostats, or diffusers or where they are liable to obstruct or reduce air movement.

23.  Lock External Doors
     -------------------

     All lockable doors of the premises shall be securely fastened by the Lessee on all occasions when the premises are left unoccupied or unattended and the Lessor reserves the right to enter and fasten the same if left insecurely fastened.

24.  Lessor Not Liable for Enforcement of Rules
     ------------------------------------------

     The Lessor shall not be liable for any enforcement or non-enforcement of these Rules and Regulations or any of them.